UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2011

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Subsequent to March 25, 2011, Host Hotels & Resorts, Inc. (“Host Inc.”) received net proceeds of approximately $73 million from the sale of approximately 4.3 million shares of common stock pursuant to its at the market equity program.

Item 8.01.	Other Events.

On May 19, 2011, Host Inc. issued a press release announcing that Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Inc. acts as general partner, was launching an offering of an additional $50 million aggregate principal amount of its 5 7/8% senior notes due 2019. The new notes will be equal in right of payment with, of the same series as, and vote as a single class on any matter submitted to the holders of, Host L.P.’s existing $425 million aggregate principal amount of 5 7/8% senior notes due 2019. A copy of the press release is attached hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Host Hotels & Resorts, Inc. Press Release, dated May 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.
(Registrant)

Date: May 19, 2011	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.
(Registrant)

	By:	HOST HOTELS & RESORTS, INC.
Its General Partner

Date: May 19, 2011	By:	/s/ Brian G. Macnamara
Brian G. Macnamara
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Host Hotels & Resorts, Inc. Press Release, dated May 19, 2011.